As filed with the Securities and Exchange Commission on February 1, 2008

Registration No. 333-131716

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GEOMET, INC.

(Exact name of registrant as specified in its charter)

Delaware	1311	76-0662382
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

909 Fannin, Suite 1850

Houston, TX 77010

(713) 659-3855

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

J. Darby Seré

Chairman, President, and Chief Executive Officer

GeoMet, Inc.

909 Fannin, Suite 1850

Houston, TX 77010

(713) 659-3855

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dallas Parker

Kirk Tucker

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, TX 77002

(713) 654-8111

Approximate date of commencement of proposed sale to the public:  Not Applicable.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

Deregistration of Securities; Termination of Registration Statement

We are filing this Post-Effective Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-131716), as amended (the “Registration Statement”), to deregister the securities remaining unsold under the Registration Statement. Because these unsold securities became freely tradable upon expiration of the required holding periods under Rule 144 of the Securities Act of 1933, it is no longer necessary for the Registrant to maintain effectiveness of the Registration Statement. Therefore, this Post-Effective Amendment No. 2 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 2, all of the shares remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 1, 2008.

GEOMET INC.

By:	/s/ J. Darby Seré
J. Darby Seré, Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons on February 1, 2008 in the capacities indicated:

Signature	Title

/s/ J. Darby Seré J. Darby Seré	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ William C. Rankin William C. Rankin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Tony Oviedo Tony Oviedo	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

* J. Hord Armstrong, III	Director

* James C. Crain	Director

* Stanley L. Graves	Director

* Charles D. Haynes	Director

* W. Howard Keenan, Jr.	Director

* Philip G. Malone	Director

* By:	/s/ William C. Rankin
William C. Rankin, Attorney-in-Fact